UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 18, 2019

AVALON GLOBOCARE CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-55709	47-1685128
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4400 Route 9 South, Suite 3100, Freehold, New Jersey 07728

(Address of principal executive offices) (zip code)

646-762-4517

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On March 3, 2017, (i) Avalon GloboCare Corp. (the “Company”) entered into and closed a Subscription Agreement with an accredited investor (the “March 2017 Accredited Investor”) pursuant to which the March 2017 Accredited Investor purchased 3,000,000 shares of the Company’s common stock (“March 2017 Shares”) for a purchase price of $3,000,000 (the “Purchase Price”) and (ii) the Company, Avalon (Shanghai) Healthcare Technology Co., Ltd., a wholly owned subsidiary of the Company (“Avalon Shanghai”), Beijing DOING Biomedical Technology Co., Ltd. (“DOING”), an unaffiliated third party, and the March 2017 Accredited Investor entered into a Share Subscription Agreement whereby DOING paid the Purchase Price to Avalon Shanghai on behalf of the March 2017 Accredited Investor. In connection with the Share Subscription Agreement, the March 2017 Accredited Investor agreed to transfer the March 2017 Shares to DOING upon DOING completing the registration of the investment with the Beijing Commerce Commission (“BCC”) and obtaining an Enterprise Overseas Investment Certificate (the “Investment Certificate”) from BCC. If DOING failed to obtain the Investment Certificate by March 2018, then Avalon Shanghai was required to pay $3,000,000 plus interest of 20% per annum to DOING upon the request of DOING (the “BCC Repayment Obligation”). In addition, on March 3, 2017 Wenzhao Lu, a director and shareholder of the Company, and DOING entered into a Warranty Agreement pursuant to which, Mr. Lu agreed to, among other items, acquire the March 2017 Shares from DOING at a per share price of $1.20 in the event DOING was unable to obtain the Investment Certificate.

On April 23, 2018, the Company, Avalon Shanghai, DOING and March 2017 Accredited Investor entered into a Supplementary Agreement Related to Share Subscription pursuant to which Avalon Shanghai paid RMB 8,256,000 (approximately $1.3 million based on the exchange rate on April 23, 2018) to DOING representing one-third of the DOING Investment plus 20% interest for the one-third DOING Investment resulting in a reduction in the March 2017 Shares by one-third to 2,000,000 shares. Further, the parties agreed that the BCC Repayment Obligation was extended to July 31, 2018.

On August 8, 2018, in an effort to preserve the Company’s cash balance and to fulfill Mr. Lu’s obligations under the Warranty Agreement, Mr. Lu, through a company controlled and wholly owned by Mr. Lu, agreed to acquire the remaining 2,000,000 March 2017 Shares from DOING for a purchase price of $2,000,000. The agreement was effective upon the date the March 2017 Shares were transferred to Mr. Lu, which occurred on April 18, 2019.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALON GLOBOCARE CORP.

Dated: April 24, 2019	By:	/s/ Luisa Ingargiola
Name: Luisa Ingargiola
Title: Chief Financial Officer

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